LEASE AGREEMENT

This Lease Agreement (Agreement) is made effective as of the 1st day of February 1999 by and between 4410 Montrose Partnership (Lessor) and Marine Shuttle Operations Inc., a Nevada corporation (Lessee).

AGREEMENT

In consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

1. Lease: The Lessor herewith leases to Lessee for the business use of the Lessee a furnished office of approximately 400-500 square feet at 4410 Montrose Boulevard, Houston, Texas 77006.

2. Rent: The Lessee shall pay to the Lessor a monthly rent of US$750,00 payable in advance on the first business day of each month to the account as indicated by the Lessor to the Lessee.

3. Term and Termination: The term of the Lessee shall commence on February 1st 1999 and will continue until April 30th 1999 (the Term). At the end of the Term this Agreement shall remain in force on a month by month basis unless either the Lessor or Lessee given 30 days prior written notice of termination to the other. In addition the Lessor or Lessee may terminate this lease prior to the end of the Term by given 60 days prior written notice of termination to the other.

4. Notice: All notices, requests, demands and other communications required or permitted hereunder must be in writing an deemed given and effective when personally delivered or sent by facsimile with confirmation of receipt or when deposited in the mail with postage prepaid to the party to which the same in directed at the following addresses (or at such other addresses as will be given in writing by the parties to one another):

To the Lessor:
                           --------------------------------
                           4410 Montrose Partnership
                           Houston, Texas 77006

      To the Lessee:       Marine Shuttle Operations Inc.
                           4410 Montrose boulevard
                           Houston, Texas, 77006

5.    Miscellaneous:

      a) Assignments: The parties may not assign any rights or delegate any duties they have assumed hereunder without the prior written consents of the other party.


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            This Agreement is personal to the parties. The Lessee is not entitled to grant a sublease to any third party.

      b) Governing Law and Choice of Forums: This Agreement will be governed by and construed in accordance with the internal laws of the State of Texas. The parties agree that any appropriate court located in Houston, Texas will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

      c) Entice Agreement / Amendments: This Agreement embodies the entire agreement of the party's hereto relating to the subject matter hereof and supersedes all oral agreements. These Agreements may not be modified, amended, supplemented or terminated except by a written instrument executed by all parties hereto.

      d) Severability: Each of the covenants and agreements herein above contained will be deemed separate, saveable and independent covenants. In the event that any covenant will be declared by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part of provision of such covenant or of any other covenant contained herein.

      e) Captions and Section Headlines: Captions and section headings are for convenience only and are not a part of this Agreement and will not be used on construing it.

      f) Fax Execution: This Agreement may be accented by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

EXECUTED AS OF: February 1999

                                        (Lessor)

                                        ----------------------------------------
                                        By:
                                        Title:

                                        (Lessee)

                                        ----------------------------------------
                                        By: Franz Eder
                                        Title: President


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